EXHIBIT 5.1


                                  July 23, 2004



Circle Group Holdings, Inc.
1011 Campus Drive
Mundelein, Illinois 60060


                  Re:  Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

                  We are acting as counsel to Circle Group Holdings, Inc, an Illinois corporation (the "Company"), in connection with the registration of 13,308,599 shares, including 9,313,222 shares underlying warrants (the "Shares"), of its Common Stock, par value $.00005 per share ("Common Stock"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such Shares will be sold from time to time by the Company.

                  As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

                  Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company have been duly authorized, by the Company and when sold will be fully paid and non-assessable, and, in the case of Shares to be issued under certain outstanding warrants or other rights to acquire Common Stock referred to in the Registration Statement, when issued, delivered and paid for in accordance with the terms of such warrants, will be, validly issued, fully paid and non-assessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Experts" in the Prospectus forming a part of the Registration Statement.

                                  Very truly yours,

                                  /s/ Pepper Hamilton LLP